FOR IMMEDIATE RELEASE

CONTACT:          DAVID J. BRYANT
CHIEF FINANCIAL OFFICER
RESOURCE CAPITAL CORP.
1845 WALNUT STREET, 10TH FLOOR
PHILADELPHIA, PA 19103
215/546-5005, 215/546-5388 (fax)

RESOURCE CAPITAL CORP.
REPORTS RESULTS FOR
FIRST QUARTER ENDED MARCH 31, 2010

Highlights

•	Net operating income of $0.26 per share-diluted;

•	Net income of $0.04 per share-diluted;

•	Common stock cash dividend of $0.25 per share;

•	Repurchased $20.3 million of its corporate notes for $13.6 million, a 32.7% discount to par, for gains of $6.6 million during the quarter ended March 31, 2010;

•	$73.6 million of total loans receivable repaid and settled;

•	$109.8 million of total cash, including restricted cash and no short-term borrowings at March 31, 2010; and

•
In a recent development, on April 12, 2010, RCC repurchased $26.6 million par value of its corporate notes for $16.1 million, a 39.5% discount to par, for an estimated gain of $10.5 million, or approximately $0.25 per share based on outstanding shares as of April 28, 2010.

New York, N.Y., May 3, 2010 – Resource Capital Corp. (NYSE: RSO) (“RCC” or the “Company”), a real estate investment trust whose investment strategy focuses on commercial real estate (“CRE”) loan assets, commercial mortgage-backed securities (“CMBS”) and, to a lesser extent, commercial finance assets, reported results for the first quarter ended March 31, 2010.

Financial Results

•
Net operating income for the three months ended March 31, 2010 was $10.0 million, or $0.26 per share-diluted as compared to $10.2 million, or $0.42 per share-diluted for the three months ended March 31, 2009.

•
Net income for the three months ended March 31, 2010 was $1.4 million, or $0.04 per share-diluted, as compared to net loss for the three months ended March 31, 2009 of $12.2 million, or ($0.50) per share-diluted.  The three months ended March 31, 2010 includes provisions for loan and lease losses of $15.4 million, net realized gains on bank loans and securities held-to-maturity totaling $146,000 and a gain on the extinguishment of debt of $6.6 million that, in the aggregate, decreased net income by ($0.22) per share-diluted.  The three months ended March 31, 2009 includes provisions for loan and lease losses of $17.0 million and other-than-temporary impairment charges of $5.6 million, that, in the aggregate, reduced net income by ($0.92) per share-diluted.

•
REIT taxable income, a non-GAAP measure, for the first quarter ended March 31, 2010 was $9.3 million or $0.24 per share-diluted as compared to $6.1 million or $0.25 per share-diluted for the first quarter ended March 31, 2009, an increase of $3.2 million (53%).

•	On April 27, 2010, RCC paid a cash dividend of $0.25 per common share, or $10.1 million, to stockholders of record as of March 31, 2010.

•	Book value was $5.98 per common share as of March 31, 2010.

Jonathan Cohen, CEO and President of Resource Capital Corp., commented, “We continue to deleverage our real estate loan portfolio, build cash and continue to benefit from the underwriting we did in 2005 to 2007.  As the markets heal, we are seeing improvements in operating performance at the properties collateralizing our loans, increased commitment from our borrowers and real liquidity in the marketplace. We believe that we are seeing economic fundamentals finally going in our favor. We are particularly proud that we were able to do this and to maintain throughout the worst of the downturn a meaningful cash dividend to our shareholders, and we are committed to continuing to do so.  We are exploring opportunities to make new loans and investments in order to fully utilize the platforms that we have maintained.”

Additional financial results for the first quarter ended March 31, 2010:

General

•	RCC’s net interest income increased by $891,000, or 7.0%, to $13.6 million for the first quarter ended March 31, 2010, as compared to $12.7 million for the same period in 2009.

Commercial Real Estate

•	RCC funded commitments on existing CRE loans on a gross basis of $1.5 million during the three months ended March 31, 2010.

•
RCC bought and retained CMBS of $7.7 million par value at a discount to par of 35.7% for the three months ended March 31, 2010.  The net discount of $2.8 million improved the collateralization on its CRE collateralized debt obligations (“CDO”) and these purchases provided a yield of approximately 8.7%.

The following table summarizes RCC’s CRE loan activities and fundings of previous commitments, at par, for the three and 12 months ended March 31, 2010 (in millions, except percentages):

	Three Months Ended March 31, 2010	12 Months Ended March 31, 2010	Floating Weighted Average Spread (1)	Weighted Average Fixed Rate (2)
Whole loans (3)	$1.5	$36.6	3.17%	8.14%

New loans production (3)	1.5	36.6
Sale of real estate loans	−	(29.8)
Payoffs	−	(15.0)
Principal paydowns	(28.6)	(64.5)
Loans, net (4)	$(27.1)	$(72.7)

(1)	Represents the weighted average rate above the London Interbank Offered Rate (“LIBOR”) on loans whose interest rate is based on LIBOR as of March 31, 2010.

(2)	Reflects rates on RCC’s portfolio balance as of March 31, 2010.

(3)	Consists of fundings of previous commitments.

(4)	The basis of new net loans does not include provisions for losses on CRE loans of $15.5 million for the three months ended March 31, 2010 and $42.4 million for the 12 months ended March 31, 2010.

Commercial Finance

•
RCC’s bank loan portfolio ended the first quarter with total investments of $906.0 million, at amortized cost, with a weighted-average spread of one-month and three-month LIBOR plus 2.70%.  All of RCC’s bank loan portfolio is match-funded through three collateralized loan obligation (“CLO”) issuances with a weighted-average cost of three-month LIBOR plus 0.47%.

•
RCC bought and retained bank loans of $73.4 million par value at a discount to par of 7.0% for the three months ended March 31, 2010.  The net discount of $5.2 million improved the collateralization on its CLO collateralized debt obligations and these purchases provided a yield of approximately 3.8%.

Book Value

As of March 31, 2010, RCC’s book value per common share was $5.98.  Total stockholders’ equity was $239.6 million as of March 31, 2010 as compared to $228.8 million as of December 31, 2009.  Total common shares outstanding were 40,079,753 as of March 31, 2010 as compared to 36,545,737 as of December 31, 2009.  The increase in RCC’s stockholder’s equity of $10.8 million was substantially the result of the receipt of $18.0 million of proceeds related to the Company’s Dividend Reinvestment Plan (DRIP).

As of March 31, 2010, RCC’s economic book value per common share outstanding, a non-GAAP measure, was $8.30.  Economic book value is computed by adding back to stockholders’ equity any unrealized losses on the Company’s investments in CMBS for which it expects to recover full par value at maturity, and on derivatives (cash flow hedges) that are associated with fixed-rate loans which it intends to hold until maturity, in excess of its value at risk, and that have not been adjusted through stockholders’ equity for market fluctuations and net unrealized accretion on bank loan investments that were purchased at a discount (see Notes 1 to 3 of Schedule II in this release).  Economic book value per share is computed by dividing the economic book value by the number of shares outstanding at the end of the period.

Investment Portfolio

The table below summarizes the amortized cost and net carrying amount of RCC’s investment portfolio as of March 31, 2010, classified by interest rate type.  The following table includes both (i) the amortized cost of RCC’s investment portfolio and the related dollar price, which is computed by dividing amortized cost by par amount, and (ii) the net carrying amount of RCC’s investment portfolio and the related dollar price, which is computed by dividing the net carrying amount by par amount (in thousands, except percentages):

	Amortized cost (3)	Dollar price	Net carrying amount		Dollar price	Net carrying amount less amortized cost	Dollar price
March 31, 2010
Floating rate
CMBS-private placement	$32,043	100.00%	$10,322		32.21%	$(21,721)	-67.79%
Other ABS	24	0.29%	24		0.29%	−	− %
B notes (1)	26,500	100.00%	26,298		99.24%	(202)	-0.76%
Mezzanine loans (1)	124,048	100.00%	123,101		99.24%	(947)	-0.76%
Whole loans (1)	410,657	99.98%	407,387		99.18%	(3,270)	-0.80%
Bank loans	872,085	96.69%	843,454	(2)	93.51%	(28,631)	-3.18%
Bank loans held for sale (3)	2,376	88.99%	2,376		88.99%	−	− %
ABS held-to-maturity (4)	31,559	89.06%	23,189		65.44%	(8,370)	-23.62%
Total floating rate	1,499,292	97.25%	1,436,151		93.15%	(63,141)	-4.10%
Fixed rate
CMBS – private placement	66,125	65.16%	40,978		40.38%	(25,147)	-24.78%
B notes (1)	54,820	100.03%	54,402		99.27%	(418)	-0.76%
Mezzanine loans (1)	58,634	100.27%	51,788		88.56%	(6,846)	-11.71%
Whole loans (1)	46,721	99.83%	32,371		69.17%	(14,350)	-30.66%
Equipment leases and loans (5)	10,975	100.01%	10,325		94.09%	(650)	-5.92%
Total fixed rate	237,275	87.06%	189,864		69.67%	(47,411)	-17.39%
Grand total	$1,736,567	95.72%	$1,626,015		89.62%	$(110,552)	-6.10%

(1)
Net carrying amount includes an allowance for loan losses of $26.0 million at March 31, 2010, allocated as follows: B notes ($0.6 million), mezzanine loans ($7.8 million) and whole loans ($17.6 million).

(2)
The bank loan portfolio is carried at amortized cost less allowance for loan loss and was $860.2 million at March 31, 2010.  Amount disclosed represents net realizable value at March 31, 2010, which includes $11.9 million allowance for loan losses at March 31, 2010.

(3)	Bank loans held for sale are carried at the lower of cost or market. Amortized cost is equal to fair value.

(4)	Asset-backed securities held-to-maturity are carried at amortized cost less any other-than-temporary impairment charges.

(5)	Net carrying amount includes a $650,000 allowance for equipment lease and loan losses at March 31, 2010.

Liquidity

At April 30, 2010, after paying the fourth quarter dividend, RCC’s liquidity of $116.4 million consists of two primary sources:

•	unrestricted cash and cash equivalents of $17.9 million and restricted cash of $3.5 million in margin call accounts; and

•	capital available for reinvestment in its five CDO entities of $95.0 million, of which $1.7 million is designated to finance future funding commitments on CRE loans.

Capital Allocation

As of March 31, 2010, RCC had allocated its invested equity capital among its targeted asset classes as follows: 74.6% in commercial real estate loans, 22.5% in commercial bank loans and 2.9% in direct financing leases and loans.

Supplemental Information

The following reconciliations and supplemental statistics as of March 31, 2010 are included in this release:

•	Schedule I – Reconciliation of GAAP Net Income (Loss) to Estimated REIT Taxable Income;

•	Schedule II – Reconciliation of GAAP Stockholders’ Equity to Economic Book Value; and

•	Schedule III – Summary of CDO and CLO Performance Statistics.

About Resource Capital Corp.

RCC is a diversified real estate finance company that qualifies as a real estate investment trust, or REIT, for federal income tax purposes.  RCC’s investment strategy focuses on CRE-related assets, and, to a lesser extent, commercial finance assets. RCC invests in  the following asset classes: CRE-related assets such as whole loans, A-notes, B-notes, mezzanine loans and mortgage-related securities and commercial finance assets such as other asset-backed securities, bank loans, equipment leases and notes, trust preferred securities, debt tranches of CDOs and private equity investments principally issued by financial institutions.

RCC is externally managed by Resource Capital Manager, Inc., an indirect wholly-owned subsidiary of  Resource America, Inc. (Nasdaq: REXI), a specialized asset management company that uses industry specific expertise to generate and administer investment opportunities for its own account and for outside investors in the real estate, commercial finance and financial fund management sectors.

For more information, please visit RCC’s website at www.resourcecapitalcorp.com or contact investor relations at pkamdar@resourceamerica.com

Safe Harbor Statement

Statements made in this release include forward-looking statements, which involve substantial risks and uncertainties.  RCC’s actual results, performance or achievements could differ materially from those expressed or implied in this release.  The risks and uncertainties associated with forward-looking statements contained in this release include those related to:

•	fluctuations in interest rates and related hedging activities;

•	capital markets conditions and the availability of financing;

•	defaults or bankruptcies by borrowers on RCC’s loans or on loans underlying its investments;

•	adverse market trends which have affected and may continue to affect the value of real estate and other assets underlying RCC’s investments;

•	increases in financing or administrative costs; and

•	general business and economic conditions that have impaired and may continue to impair the credit quality of borrowers and RCC’s ability to originate loans.

For further information concerning these and other risks pertaining to the forward-looking statements contained in this release, and to the general risks to which RCC is subject, see Item 1A, “Risk Factors” included in its Annual Report on Form 10-K and in other of its public filings with the Securities and Exchange Commission.

RCC cautions you not to place undue reliance on any forward-looking statements contained in this release, which speak only as of the date of this release.  All subsequent written and oral forward-looking statements attributable to RCC or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this release.  Except to the extent required by applicable law or regulation, RCC undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date of this filing or to reflect the occurrence of unanticipated events.

The remainder of this release contains RCC’s unaudited consolidated balance sheets, unaudited consolidated statements of operations, a reconciliation of GAAP net income (loss) to estimated REIT taxable income, a reconciliation of GAAP stockholders’ equity to economic book value, and a summary of CDO and CLO performance statistics and supplemental information regarding RCC’s CRE loan and bank loan portfolios.

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	March 31,	December 31,
	2010	2009
ASSETS	(Unaudited)
Cash and cash equivalents	$27,650	$51,991
Restricted cash	82,176	85,125
Investment securities available-for-sale, pledged as collateral, at fair value	46,086	39,304
Investment securities available-for-sale, at fair value	5,238	5,238
Investment securities held-to-maturity, pledged as collateral	31,559	31,401
Loans, pledged as collateral and net of allowances of $37.9 million and $47.1 million	1,555,593	1,558,687
Loans held for sale	2,376	8,050
Direct financing leases and notes, net of allowances of $650,000 and $1.1 million and net of unearned income	10,325	927
Loans receivable – related parties	10,000	−
Investments in unconsolidated entities	4,040	3,605
Interest receivable	5,367	5,754
Other assets	4,735	3,878
Total assets	$1,785,145	$1,793,960
LIABILITIES
Borrowings	$1,517,330	$1,536,500
Distribution payable	10,053	9,170
Accrued interest expense	1,551	1,516
Derivatives, at fair value	13,267	12,767
Accounts payable and other liabilities	3,297	5,177
Total liabilities	1,545,498	1,565,130
STOCKHOLDERS’ EQUITY
Preferred stock, par value $0.001: 100,000,000 shares authorized; no shares issued and outstanding	−	−
Common stock, par value $0.001: 500,000,000 shares authorized; 40,079,753 and 36,545,737 shares issued and outstanding (including 566,575 and 437,319 unvested restricted shares)	40	36
Additional paid-in capital	424,586	405,517
Accumulated other comprehensive loss	(61,761)	(62,154)
Distributions in excess of earnings	(123,218)	(114,569)
Total stockholders’ equity	239,647	228,830
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,785,145	$1,793,960

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)
(Unaudited)
	Three Months Ended
	March 31,
	2010	2009
REVENUES
Net interest income:
Loans	$18,267	$22,620
Securities	2,874	1,422
Leases	235	2,233
Interest income − other	197	347
Total interest income	21,573	26,622
Interest expense	7,937	13,877
Net interest income	13,636	12,745

OPERATING EXPENSES
Management fees − related party	1,152	1,001
Equity compensation − related party	724	88
Professional services	819	964
Insurance expense	212	172
General and administrative	645	405
Income tax expense (benefit)	105	(45)
Total expenses	3,657	2,585

NET OPERATING INCOME	9,979	10,160

OTHER INCOME (EXPENSES)
Impairment losses on investment securities	(2,665)	(14,916)
Recognized in other comprehensive loss	(2,665)	(9,296)
Net impairment losses recognized in earnings	−	(5,620)
Net realized gains on loans and investments	146	237
Provision for loan and lease losses	(15,371)	(16,951)
Gain on the extinguishment of debt	6,628	−
Other income	24	22
Total expenses	(8,573)	(22,312)

NET INCOME (LOSS)	$1,406	$(12,152)

NET INCOME (LOSS) PER SHARE – BASIC	$0.04	$(0.50)

NET INCOME (LOSS) PER SHARE – DILUTED	$0.04	$(0.50)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING − BASIC	37,987,192	24,467,408

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING − DILUTED	38,150,605	24,467,408

DIVIDENDS DECLARED PER SHARE	$0.25	$0.30

SCHEDULE I

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
RECONCILIATION OF GAAP NET INCOME (LOSS)
TO ESTIMATED REIT TAXABLE INCOME (1)
(Unaudited)

RCC calculates estimated REIT taxable income, which is a non-GAAP financial measure, according to the requirements of the Internal Revenue Code.  The following table reconciles GAAP net income (loss) to estimated REIT taxable income for the periods presented (in thousands, except per share data):

	Three Months Ended
	March 31,
	2010	2009
Net income (loss) - GAAP	$1,406	$(12,152)
Taxable REIT subsidiary’s income	(125)	−
Adjusted net income (loss)	1,281	(12,152)
Adjustments:
Share-based compensation to related parties	(316)	17
Capital loss carryover losses from the sale of securities	15,500	5,620
Provisions for loan and lease losses unrealized	−	4,978
Net book to tax adjustments for the Company’s taxable foreign REIT subsidiaries	(6,378)	7,590
Subpart F income limitation (2)	322	−
Other net book to tax adjustments	(1,083)	45
Estimated REIT taxable income	$9,326	$6,098

Amounts per share − diluted	$0.24	$0.25

(1)
RCC believes that a presentation of estimated REIT taxable income provides useful information to investors regarding its financial condition and results of operations as this measurement is used to determine the amount of dividends that RCC is required to declare to its stockholders in order to maintain its status as a REIT for federal income tax purposes.  Since RCC, as a REIT, expects to make distributions based on taxable income, RCC expects that its distributions may at times be more or less than its reported GAAP net income.  Total taxable income is the aggregate amount of taxable income generated by RCC and by its domestic and foreign taxable REIT subsidiaries.  Estimated REIT taxable income excludes the undistributed taxable income (if any) of RCC’s domestic taxable REIT subsidiary, which is not included in REIT taxable income until distributed to RCC.  There is no requirement that RCC’s domestic taxable REIT subsidiary distribute its income to RCC.  Estimated REIT taxable income, however, includes the taxable income of RCC’s foreign taxable REIT subsidiaries because RCC generally will be required to recognize and report their taxable income on a current basis.  Because not all companies use identical calculations, this presentation of estimated REIT taxable income may not be comparable to other similarly-titled measures of other companies.

(2)
U.S. shareholders of controlled foreign corporations are required to include their share of such corporations’ income on a current basis; however, losses sustained by such corporations do not offset income of their U.S. shareholders on a current basis.

SCHEDULE II

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
RECONCILIATION OF GAAP STOCKHOLDERS’ EQUITY TO ECONOMIC BOOK VALUE (1)
(in thousands, except per share data)
(Unaudited)

As of March 31, 2010
Stockholders’ equity - GAAP	$239,647
Add:
Unrealized losses – CMBS portfolio	46,869
Unrealized losses recognized in excess of value at risk – interest rate swaps (2)	13,277
Unrealized net accretion of bank loans purchased at a discount (3)	32,845
Economic book value	$332,638
Shares outstanding	40,079,753
Economic book value per share	$8.30

(1)
Management views economic book value, a non-GAAP measure, as a useful and appropriate supplement to GAAP stockholders' equity and book value per share.  The measure serves as an additional measure of RCC’s value because it facilitates evaluation of us without the effects of unrealized losses on investments for which we expect to recover full par value at maturity and on interest rate swaps, which we intend to hold to maturity, in excess of RCC’s value at risk.  Unrealized losses recognized in RCC’s financial statements, prepared in accordance with GAAP that are in excess of RCC’s maximum value at risk and unrealized net discounts on loans and securities are added back to stockholders' equity in arriving at economic book value.  Economic book value should be reviewed in connection with GAAP stockholders' equity as set forth in RCC’s consolidated balance sheets, to help analyze RCC’s value to investors.  Economic book value is defined in various ways throughout the REIT industry.  Investors should consider these differences when comparing RCC’s economic book value to that of other REITs.

(2)	RCC adds back unrealized losses on interest rate swaps (cash flow hedges) that are associated with fixed-rate loans that have not been adjusted through stockholders’ equity for market fluctuations.

(3)
RCC adds back unrealized net accretion of those bank loans which were purchased at a net discount and will be accreted into interest income over the lives of the loans or securities using the effective yield method, adjusted for the effects of estimated prepayments.  If the investment is purchased at a discount or at a premium, the effective yield is computed based on the contractual interest rate increased for the accretion of a purchase discount or decreased for the amortization of a purchase premium.  The effective yield method requires the Company to make estimates of future prepayment rates for its investments that can be contractually prepaid before their contractual maturity date so that the purchase discount can be accreted, or the purchase premium can be amortized, over the estimated remaining life of the investment.  The prepayment estimates that the Company uses directly impact the estimated remaining lives of its investments.  Actual prepayment estimates are reviewed as of each quarter end or more frequently if the Company becomes aware of any material information that would lead it to believe that an adjustment is necessary.  If prepayment estimates are incorrect, the amortization or accretion of premiums and discounts may have to be adjusted, which would have an impact on future income.  In addition to prepayment estimates and their impact on the accretion of premiums and discounts, RCC’s accretion of premiums and discounts may be affected by loan defaults and modifications.  Loan defaults and modifications may result in an adjustment to the amount of loan principal collectible by RCC.  If a loan principal amount is reduced because of loan impairment or a loan modification, i.e. a concession, the result would impact the amount of discount that could be accreted into income since RCC could only recognize the amount of the discount up to the realizable loan principal.  If RCC’s estimate of realizable loan balances are incorrect, the amortization or accretion of premiums and discounts may have to be adjusted, which would also have an impact on future income.

SCHEDULE III

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
SUMMARY OF CDO AND CLO PERFORMANCE STATISTICS
(in thousands)
(Unaudited)

Collateralized Debt Obligations - Distributions and Coverage Test Summary

				Annualized
				Interest
				Coverage	Overcollateralization
		Cash Distributions		Cushion	Cushion
		Year Ended	Quarter Ended		As of	As of Initial
		December 31,	March 31,	March 31,	March 31,	Measurement
Name	CDO Type	2009 (1)	2010 (1)	2010 (2) (3)	2010 (4)	Date
		(actual)	(actual)
Apidos CDO I	CLO	$6,643	$1,948	$1,926	$10,323	$17,136
Apidos CDO III	CLO	$6,390	$1,468	$2,886	$5,486	$11,269
Apidos Cinco CDO	CLO	$7,553	$1,766	$4,028	$16,625	$17,774
RREF 2006-1	CRE CDO	$13,222	$2,709	$8,440	$16,298	$24,941
RREF 2007-1	CRE CDO	$20,536	$4,264	$12,762	$20,316	$26,032

(1)	Distributions on retained equity interests in CDOs (comprised of note investment and preference share ownership).

(2)	Interest coverage includes annualized amounts based on the most recent trustee statements.

(3)
Interest coverage cushion represents the amount by which annualized interest income expected exceeds the annualized amount payable on all classes of CDO notes senior to the Company’s preference shares.

(4)	Overcollateralization cushion represents the amount by which the collateral held by the CDO issuer exceeds the maximum amount required.

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION
(in thousands)
(Unaudited)

Loan and Leasing Investment Statistics

The following table presents information on RCC’s impaired loans and leases and related allowances as of March 31, 2010 and 2009 (based on amortized costs):

	As of March 31,
	2010	2009
Impaired:
Loans and leases	$120,646	$67,561
Loans and leases as a percentage of total	7.4%	3.6%

Allowance for loan and lease losses:
Specific provision	$20,766	$33,393
General provision	17,757	14,008
Total allowance for loans and leases	$38,523	$47,401
Allowance as a percentage of total loans and leases	2.4%	2.6%

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION, A NON-GAAP MEASURE
(Unaudited)

The following table presents commercial real estate loan portfolio statistics as of March 31, 2010 (based on par value):

Security type
Whole loans	63.4%
Mezzanine loans	25.3%
B Notes	11.3%
Total	100.0%

Collateral type
Hotel	31.7%
Multifamily	26.4%
Office	24.2%
Retail	11.2%
Condo	1.0%
Flex	1.0%
Self-storage	0.9%
Other	3.6%
Total	100.0%

Collateral location
Southern California	25.9%
Northern California	10.9%
New York	12.8%
Arizona	8.1%
Florida	6.2%
Texas	4.6%
Tennessee	4.4%
Washington	4.3%
Colorado	4.2%
Other	18.6%
Total	100.0%

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION
(Unaudited)

The following table presents bank loan portfolio statistics by industry as of March 31, 2010 (based on par value):

Industry type
Healthcare, education and childcare	12.5%
Diversified/conglomerate service	8.9%
Broadcasting and entertainment	8.9%
Chemicals, plastics and rubber	5.9%
Printing and publishing	5.0%
Retail stores	4.9%
Personal transportation	4.5%
Personal, food and miscellaneous services	4.5%
Automobiles	4.3%
Telecommunications	3.9%
CLO securities	3.8%
Diversified/conglomerate manufacturing	3.4%
Other	29.5%
Total	100.0%